Exhibit 99.1

Contacts:

Suzanne DuLong
VP IR & Corporate Communications

T: 802-488-2600

investor.services@GMCR.com

Katie Gilroy

Corporate Communications Manager

T : 781-205-7345

investors.services@GMCR.com

Green Mountain Coffee Roasters Appoints Three New Directors Augmenting Board
Depth, Expertise and Vision to Guide Future Growth

 John Hayes, Susan Saltzbart Kilsby and Robert Steele join GMCR’s Board of Directors; Company Founder Robert Stiller Becomes Chairman Emeritus

WATERBURY, Vt. (June 20, 2013) — Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), a leader in specialty coffee and single serve beverages with its innovative Keurig® single cup brewing technology, today announced the appointment of three new Directors to its Board:  John D. Hayes, Executive Vice President and Chief Marketing Officer of American Express; Susan Saltzbart Kilsby, Senior Advisor to Credit Suisse AG; and Robert A. Steele, former Vice Chairman, Healthcare Strategy for The Proctor & Gamble Company. The appointments coincide with the retirement of two Board members, former President and CEO, Lawrence Blanford, and GMCR founder, Robert Stiller, who becomes Chairman Emeritus following his retirement from the Board.

Commenting on the new members, GMCR’s Chairman of the Board of Directors Norm Wesley said, “John, Susan and Rob are terrific individual leaders with prestigious careers and significant global experience.  Each will be a tremendous asset to GMCR as we continue to drive single-serve beverage category expansion and pursue growth opportunities leveraging the strength of our Keurig® brewing technology.”

Mr. Wesley continued, “Bob Stiller’s vision for GMCR has been unwavering and as a result of his foresight, GMCR experienced unprecedented growth as it successfully transitioned from a regionally recognized specialty coffee roaster to a leader in the emerging single-serve beverage category in North America. On behalf of many GMCR stakeholders, including our Board and our executive leadership and all our employees, we express our gratitude to Bob and we are very pleased that he will assume the newly created role of Chairman Emeritus.”

Mr. Stiller stated, “I believe the time is right to retire from the Board and pursue a variety of personal interests. I am confident that GMCR’s culture of innovation, the breadth and depth of our Board and leadership team, the determination of our employees and the incredible consumer enthusiasm for our brands will continue to drive value for all GMCR stakeholders. It has been the highlight of my business career to serve GMCR and I am enthusiastic to continue to do so in this new role.”

GMCR President and CEO, Brian P. Kelley said, “GMCR has a bright future with growth opportunities in new channels and with new brewer technologies that take the power of Keurig® to new beverages in large part thanks to the solid foundation and building blocks that Larry Blanford and the GMCR team put in place. Personally, I am grateful for Larry’s guidance during my initial days as GMCR’s CEO and on behalf of the Board, our employees, partners, customers and many other GMCR stakeholders, I thank him for his unwavering dedication to the Company.”

Mr. Steele’s appointment is effective June 20, 2013 and Mr. Hayes and Ms. Kilsby’s appointments will be effective July 1, 2013. Mr. Stiller’s retirement was effective June 19, 2013. Mr. Blanford’s retirement will be effective June 21, 2013. Upon Mr. Hayes and Ms. Kilsby’s appointments, GMCR’s Board of Directors will consist of 11 members, 10 of whom are independent.

In connection with Mr. Stiller’s retirement, Mr. Stiller and the Company entered into a letter agreement, dated June 19, 2013, pursuant to which Mr. Stiller will make himself available for a period of one year following his retirement to provide advisory services and general advice to GMCR relating to its corporate social responsibility mission and business innovation strategy.  Similarly, in connection with Mr. Blanford’s retirement, Mr. Blanford and the Company entered into a letter agreement, dated June 19, 2013, pursuant to which Mr. Blanford will make himself available until December 31, 2013 to provide general advisory services to GMCR.

Biography Information

John D. Hayes, 58, has been Executive Vice President since May 1995 and Chief Marketing Officer of American Express since August 2003. Prior to joining American Express, Hayes spent over 20 years in the brand and advertising industry. He was President of Lowe & Partners and worked with clients including The Coca-Cola Company.  He also has held senior positions at Geer DuBois Inc., Ammirati & Puris and Saatchi & Saatchi Compton. In addition, he has led the development of product position and global campaigns for Citibank, Aetna , Proctor and Gamble, Prudential Insurance, RJR Nabisco, Mercedes-Benz and Reebok.

Mr. Hayes is a Member of the Board of Yahoo! Inc., Board of Trustees of Save the Children and Board of Regents Seton Hall University. He was a previous Board Member of Fairfield Communities Inc., the Association of National Advertisers and The Tiger Woods Foundation. He received a B.A. in Communications from Seton Hall University.

Susan Saltzbart Kilsby, 54, has served as a part-time Senior Advisor to Credit Suisse Group AG since 2009. During her more than 30 years at Credit Suisse, she served as Chairman of Mergers and Acquisitions, EMEA and Vice Chairman of the European Investment Banking Committee, and also led the European Consumer, Retail & Services Investment Banking Group.  Her career in global investment banking also includes senior positions with Barclays de Zoete Wedd, Bankers Trust and The First Boston Corporation.

Ms. Kilsby is currently a Member of the Boards of BBA Aviation PLC, Coca-Cola HBC AG and Shire PLC.  She serves as the International Regional Chair of the Committee of 200 and was a founding Member of the Competitor Diversity Forum.  She is a Visiting Fellow of the Cass Business School and is Chariman of the M+A Research Centre at Cass. Ms. Kilsby also serves on the Advisory Board of the Yale School of Management and is a Member of the Business Leadership Council of Wellesley College. She previously served on the Board of Directors of L’Occitane S.A. She holds a B.A. in Economics from Wellesley College and an M.B.A. from the Yale School of Management.

Robert A. Steele, 57, is the former Vice Chairman, Healthcare Strategy for The Proctor & Gamble Company. In his 35 years at the company he held several leadership positions including Vice Chairman, Global Health and Well-Being, with responsibility for oral care, feminine care, personal health care, pet care and snack brands; Group President, Household Care; Group President, North America; President, North America; and Vice President, North American Market Development Organization. He began his career in sales before moving to brand management.

Mr. Steele is a Member of the Board of Directors of Beam, Inc. and is an Adviser to CVC Capital Partners Ltd. He previously served on the Board of Directors of the Kellogg Company. He holds a B.A. from College of Wooster and an M.B.A. from Cleveland State University.

Lawrence J. Blanford, 59, served as GMCR’s President, Chief Executive Officer of the Company from May 2007 to December 2012, and will serve as Director until June 21, 2013. Mr. Blanford previously was Chief Executive Officer at Royal Group Technologies Ltd., and President of Strategic Value Consulting, LLC, a consultancy firm. His prior experience included various management positions with Royal Philips Electronics (North America), Maytag Corporation, Johns Manville Corporation, PPG Industries and The Procter & Gamble Company.  Mr. Blanford is a member of the Board of Directors of Steelcase Inc . He holds a B.S. degree in Chemical Engineering from the University of Cincinnati and an MBA from Xavier University in Cincinnati.

Robert P. Stiller, 69, founded GMCR in 1981 and served as its President and Chief Executive Officer through May of 2007. He also served as Chairman of the Board from May 2007 through May 2012 and as a Director until June 19, 2013.

About Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR)

As a leader in specialty coffee and coffee makers, Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), is recognized for its award-winning coffees, innovative Keurig® single cup brewing technology, and socially responsible business practices. GMCR supports local and global communities by investing in sustainably-grown coffee, and donating a portion of its profits to social and environmental projects.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news.

Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

Forward-Looking Statements

Certain information contained in this release, including statements concerning expected performance such as those relating to net sales, earnings, cost savings, acquisitions and brand marketing support, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Generally, these statements may be identified by the use of words such as “may,” “will,” “would,” “expect,” “should,” “anticipate,” “estimate,” “believe,” “forecast,” “intend,” “plan” and similar expressions intended to identify forward-looking statements. These statements may relate to: the expected impact of raw material costs and our pricing actions on our results of operations and gross margins, expected trends in net sales and earnings performance and other financial measures, the expected productivity and working capital improvements, the ability to maximize or successfully assert our intellectual property rights, the success of introducing and producing new product offerings, ability to attract and retain senior management, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the expected results of operations of businesses acquired by us, our ability to issue debt or additional equity securities, our expectations regarding purchasing shares of our common stock under the existing authorizations, and the impact of the inquiry initiated by the SEC and any related litigation or additional governmental inquiry or enforcement proceedings.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by external factors such as damage to our reputation or brand name, business interruptions due to natural disasters or similar unexpected events, actions of competitors, customer relationships and financial condition, the ability to achieve expected cost savings and margin improvements, the successful acquisition and integration of new businesses, fluctuations in the cost and availability of raw and packaging materials, changes in regulatory requirements, and global economic conditions generally which would include the availability of financing, interest, inflation rates and investment return on retirement plan assets, as well as foreign currency fluctuations, risks associated with our information technology systems, the threat of data breaches or cyber-attacks, and other risks described in the Company’s filings with the Securities and Exchange Commission.

Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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